Exhibit (m)(3)(b)

APPENDIX A

(to the Class C Shares

Distribution and Service Plan Under Rule 12b-1)

July 30, 2019

Salient Global Real Estate Fund

Salient International Small Cap Fund

Salient Select Income Fund

Salient Tactical Growth Fund